Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, DC

20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Announces Increase and Extension of Revolving Credit Facility

Enhanced Flexibility With Revolving Line of Credit Increasing from $900 Million to $1.5 Billion

Washington, D.C., July 1, 2026 — FTI Consulting, Inc. (NYSE: FCN) today announced that it entered into the third amendment and restatement of its senior unsecured credit facility (the “Third A&R Credit Agreement”), increasing the total available revolving credit facility and extending the maturity, while enhancing overall financial flexibility with improved pricing. The Third A&R Credit Agreement increases the revolving line of credit from $900.0 million to $1.5 billion and extends the maturity date from November 21, 2027, to June 30, 2031. Following the upgrade of FTI Consulting’s credit rating by S&P Global to investment grade in October 2024, the Third A&R Credit Agreement provides more favorable ratings-based pricing terms, and also includes more favorable restricted payment, debt and certain other restrictive covenants, taken as a whole (while also removing certain other restrictive covenants in their entirety) to provide the Company with more financial flexibility than under its previous credit agreement. BofA Securities, Inc., JPMorgan Chase Bank, N.A., HSBC Securities (USA) Inc., PNC Capital Markets LLC and TD Bank N.A. acted as joint lead arrangers and joint book managers. Borrowings under the Third A&R Credit Agreement may be used to finance working capital and for capital expenditures, other general corporate purposes, certain repayments, redemptions and repurchases of indebtedness, and permitted acquisitions and other investments.

Angela Nam, Chief Financial Officer of FTI Consulting, commented, “On behalf of FTI Consulting, I would like to express my appreciation to our existing lenders and new participants for their confidence in FTI Consulting. The increased size, extended maturity and improved pricing strengthen our financial position and provide meaningful flexibility as we remain focused on disciplined capital allocation and delivering long-term value for shareholders.”

About FTI Consulting

FTI Consulting, Inc. is a leading global expert firm for organizations facing crisis and transformation, with more than 8,100 employees located in 32 countries and territories as of March 31, 2026. In certain jurisdictions, FTI Consulting’s services are provided through distinct legal entities that are separately capitalized and independently managed. The Company generated $3.8 billion in revenues during fiscal year 2025. More information can be found at www.fticonsulting.com.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including among other things, statements about plans for common stock repurchases, are forward-looking statements. When used in this release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon FTI Consulting’s expectations at the time it makes them and various assumptions. FTI Consulting’s expectations, beliefs and projections are expressed in good faith, and it believes there is a reasonable basis for them. However, there can be no assurance that management’s plans, expectations or forecasts will be achieved. Factors that could cause changes to FTI Consulting’s plans, expectations or forecasts include risks described under the heading “Item 1A Risk Factors” in FTI Consulting’s Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026, and in FTI Consulting’s other filings with the SEC. FTI Consulting is under no duty to update any of the forward-looking statements to conform such statements to actual results or events and does not intend to do so.

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